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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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PARATEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PARATEK PHARMACEUTICALS, INC.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2020

Dear Stockholder:

All Stockholders of record are cordially invited to attend the Annual Meeting of Stockholders of Paratek Pharmaceuticals, Inc., a Delaware corporation, to be held on Wednesday, June 10, 2020 at 8:00 a.m. Eastern Time. This year's Annual Meeting will be a "virtual" meeting of stockholders. You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRTK2020. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com. This year, we are asking stockholders to consider and vote on the following proposals:

1.	To elect our two nominees as Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	To approve a non-binding advisory vote on the compensation of our named executive officers.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 13, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

If you are a stockholder of record, you may virtually attend and vote at the Annual Meeting. Whether or not you expect to virtually attend the Annual Meeting, we urge you to vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials that you previously received, and submit your proxy by Internet, telephone or signing, dating and returning the proxy card included in these materials. You may still attend the virtual meeting, even if you have already voted by proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a voting instruction form from that record holder.

By Order of the Board of Directors,

William M. Haskel

Corporate Secretary

Boston, Massachusetts

April 24, 2020

PARATEK PHARMACEUTICALS, INC.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2020

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card.

Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at www.paratekpharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, by sending a written request to: Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or the Board, of Paratek Pharmaceuticals, Inc., or Paratek or the Company, is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 24, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card or a second notice, on or after May 15, 2020

How do I attend the Annual Meeting?

The meeting will be held entirely online on June 10, 2020 and will begin promptly at 8:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/PRTK2020 where you will be able to vote electronically and submit questions. We encourage you to access the meeting prior to the start time.  Online check-in will begin at 7:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting. Only stockholders of record at the close of business on April 13, 2020 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.  If your shares are held in “street name” and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting.  The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote or ask questions.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 13, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 42,437,630 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 13, 2020 your shares were registered directly in your name with Paratek’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank

If on April 13, 2020 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting, although in order to attend, you must show proof of share ownership, such as a current account statement. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a legal proxy or broker’s proxy card form from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two nominees as Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
•	Non-binding advisory vote on the compensation of our named executive officers; and
•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. You may vote “For” or “Against” or abstain from voting to approve the compensation of our named executive officers. You may vote “For” or “Against” or abstain from voting to ratify the selection of Ernst & Young LLP.

The procedures for voting are simple:

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

•	To vote at the virtual Annual Meeting you will need the 16-digit control number included with these proxy materials at the Annual Meeting.
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To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-digit control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Daylight Time on June 9, 2020 to be counted.

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To vote through the internet, go to http://www.voteproxy.com to complete an electronic voting instruction form. You will be asked to provide the 16-digit control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Daylight Time on June 9, 2020 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received information containing voting instructions from that organization rather than from Paratek. Simply follow the voting instructions to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 13, 2020.

What happens if I do not vote?

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the applicable rules deem the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 or 2 without your instructions but may vote your shares on Proposal 3 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees as Class I directors, “For” the non-binding advisory vote for the compensation of our named executive officers, and “For” the ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. This cost also includes support for the hosting of the virtual Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record:  Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116.
•	You may attend the virtual Annual Meeting and vote electronically. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Why a Virtual Meeting?

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees and stockholders, this year we are relying on the latest technology to host a virtual Annual Meeting.  Stockholders will be able to attend the Annual Meeting online and submit questions by visiting www.virtualshareholdermeeting.com/PRTK2020.  Stockholders will also be able to vote their shares electronically during the Annual Meeting.

What if During the Check-In Time or During the Annual Meeting I have Technical Difficulties or Trouble Accessing the Virtual Meeting Website?

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website.  If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2020, to our Corporate Secretary at 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116; provided, however, that if our 2021 annual meeting of stockholders is held before May 11, 2021, or after July 10, 2021, then the reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2020 annual meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than February 10, 2021, and no later than March 12, 2021, except that if our 2021 annual meeting of stockholders is held before May 11, 2021, or after July 10, 2021, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal 1, votes “For,” “Withhold” and, if applicable, broker non-votes, (b) with respect to Proposal 2, votes “For,” “Against” and, if applicable, broker non-votes and (c) with respect to Proposal 3, votes “For,” “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal 3 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the Nasdaq Stock Market, or Nasdaq, to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Abstentions and broker non-votes will have no effect on the results of this vote.

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The approval of the non-binding advisory vote for the compensation of our named executive officers requires the affirmative vote of a majority of the shares entitled to vote and present or represented by proxy, at the Annual Meeting. This vote is advisory and therefore will not be binding on the Company. Abstentions and broker non-votes will have no effect on the results of this vote.

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The ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2020, requires the affirmative vote of a majority of the shares entitled to vote and present or represented by proxy, at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the results of this vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 42,437,630 shares outstanding and entitled to vote. Thus, the holders of 21,218,815 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

All references to “Paratek,” the “Company,” “we,” “us” or “our” in this Proxy Statement mean Paratek Pharmaceuticals, Inc.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. There are two directors in the class whose term of office expires in 2020. There are two persons nominated by our Board of Directors for election at the Annual Meeting, each of which is currently a director of Paratek. If elected at the Annual Meeting, each of these nominees would serve until the 2023 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Our policy is to encourage directors and nominees for director to attend our annual meetings. All of our directors then in office attended the 2019 annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present online at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Paratek. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The following table sets forth certain information as of April 13, 2020, with respect to our directors, including the two persons nominated for election by our Board of Directors at the Annual Meeting.

Name	Age	Class	Year term expires		Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael F. Bigham, Executive Chairman of the Board	62	I	2023	(1)
Thomas J. Dietz, Ph.D.	56	II	2022		C	✓
Timothy R. Franson, M.D.	68	II	2022			✓	✓
Rolf K. Hoffmann	60	III	2021
Evan Loh, M.D., Chief Executive Officer	61	II	2022
Kristine Peterson	60	III	2021		✓		✓
Robert S. Radie	56	I	2023	(1)		✓	C
Jeffrey Stein, Ph.D.	65	III	2021		✓	C

"C" indicates chair of the committee.

(1)	If elected at the Annual Meeting.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2023 ANNUAL MEETING

Michael F. Bigham has served as the Executive Chairman of our Board of Directors since June 2019. Prior to that, he was Chief Executive Officer of Paratek and Chairman of our Board of Directors from October 2014. Mr. Bigham has more than 25 years of senior leadership experience in the biopharmaceutical industry.  From January 2003 to November 2015, he was a general partner at Abingworth LLP, a leading international investment group dedicated to life sciences and healthcare. From November 2015 to October 2018, Mr. Bigham served as part time Executive Partner at Abingworth LLP.  He currently serves as a member of the board of directors of Adamas Pharmaceuticals, Inc. and InMediata Corporation. He has held several directorships, including at Avila Therapeutics (where he was also the founding Chairman and CEO), Magellan Biosciences, Portola Pharmaceuticals, Inc., Supernus Pharmaceuticals, Avedro and Valeritas. Mr. Bigham was formerly Vice Chairman of Corixa Corporation, a publicly traded biotechnology company, and was President and Chief Executive of Coulter Pharmaceuticals, a publicly-traded oncology company, until it merged into Corixa Corporation. Previously, he was an early employee at Gilead Sciences where he served in various capacities, including Executive Vice President of Operations and Chief Financial Officer. Before joining Gilead Sciences, Mr. Bigham was a Partner at Hambrecht & Quist where he became Co-Head of Healthcare Investment Banking. Mr. Bigham received his B.S. from the University of Virginia and qualified as a C.P.A. before completing his M.B.A. at Stanford University.

We believe that Mr. Bigham possesses specific attributes that qualify him to serve as a member of the Board of Directors, including his experience on the boards of and in management positions with biopharmaceutical companies, including publicly-traded companies.

Robert S. Radie has served on our Board of Directors since October 2014.  Mr. Radie was President, Chief Executive Officer and director of Zyla Life Sciences (formerly Egalet Corporation) from March 2012 to October 2019. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in 2011. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company developing cancer diagnostic and treatment products, after serving as a consultant to Transmolecular, Inc. from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick Pharmaceuticals, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company, or Lilly. Mr. Radie served as a director of Affinium Pharmaceuticals, Ltd., a specialty pharmaceutical company, from July 2012 to March 2014 and Veloxis Pharmaceuticals A/S, a public commercial-stage specialty pharmaceutical company from June 2016 until its acquisition by Asahi Kasei Corp. in March 2020. He currently serves as a member of the board of directors of Rockwell Medical, Inc., a biopharmaceutical company, Horse Power for Life, a non-profit organization dedicated to improving the quality of life for individuals diagnosed with cancer since 2007 and Life Sciences of Pennsylvania, formerly Pennsylvania Bio. Mr. Radie received his B.S. in chemistry from Boston College.

We believe Mr. Radie’s qualifications to sit on the Board of Directors include his experience in management positions with biopharmaceutical companies, including publicly-traded companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH DIRECTOR NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

Thomas J. Dietz, Ph.D.  has served on our Board of Directors since October 2014.  Dr. Dietz has been Chairman and CEO of Waypoint Holdings, LLC, a diversified financial holdings and services company, since December 2010. Dr. Dietz was previously co-CEO and then CEO and a director of Pacific Growth Equities, LLC, an investment bank and institutional brokerage firm, from 2004 to January 2009, when the firm was acquired by Wedbush Securities, or Wedbush, a financial services firm. Dr. Dietz subsequently served as head of the investment banking division at Wedbush until November 2010. Dr. Dietz joined Pacific Growth in 1993 and served in various roles, including senior roles in equities research and investment banking, prior to taking the CEO role there. Dr. Dietz currently serves as Chairman on the board of directors of Eiger BioPharmaceuticals, Inc. and AgBiome LLC, and as a director of Leap Therapeutics, Inc. He also serves as a member on various other private company boards. He previously served on the board of Transcept Pharmaceuticals, Inc. from April 2013 until its merger with Paratek on October 30, 2014.  Previously, Dr. Dietz was a member of the research faculty in the Department of Medicine, University of California, San Francisco and the VA Medical Center. Dr. Dietz holds a Ph.D. in molecular biology and biochemistry from Washington University in St. Louis.

We believe Dr. Dietz’s qualifications to sit on the Board of Directors include his medical and research backgrounds and extensive experience in the financial services industry.

Timothy R. Franson, M.D. has served on our Board of Directors since July 2015. Currently he is a Principal at Faegre Drinker Consulting in the Health and FDA Practice sectors. From April 2014 to July 2019, Dr. Franson served as the Chief Medical Officer for YourEncore, a consultancy that helps global life sciences and consumer health companies accelerate new product pipelines and bring safer, more effective products to consumers. From 2009 to 2014, he was a Principal in FaegreBD Consulting's health and biosciences sector where he led the firm’s global regulatory affairs practice. Until 2008, Dr. Franson was Vice President of Global Regulatory Affairs at Lilly Research Laboratories (Eli Lilly and Company). Dr. Franson has been directly involved in dozens of successful major regulatory approvals, and he has extensive clinical and regulatory experience in all pre- and post-approval phases of pharmaceutical development. He has co-chaired working groups for several industry initiatives, including the joint Food and Drug Administration, or FDA, industry working group addressing clinical aspects of the FDA Modernization Act of 1997. Dr. Franson served as the President of the US Pharmacopeia Convention (USP), which establishes drug quality standards enforced by regulators such as FDA, from 2010 to 2015, and continues to serve on the organization’s Board of Trustees as immediate Past President. In addition, Dr. Franson serves as a member of the board of directors for Cidara Therapeutics, Inc. and serves as Chair of the Board of Directors for the Critical Path Institute, which collaborates with FDA and industry in innovation advances. He served on the board of directors for Myrexis, Inc. (formerly Myriad Pharmaceuticals, Inc.) from 2010 to 2013. Dr. Franson received his medical degree from the University of Illinois College of Medicine.

We believe Dr. Franson’s qualifications to sit on the Board of Directors include his extensive clinical and regulatory experience in all pre- and post-approval phases of pharmaceutical development (small and large molecule) relating to interactions with the FDA for policy and product issues, as well as interactions with global regulators.

Evan Loh, M.D. has served as our Chief Executive Officer since June 2019. Prior to that, Dr. Loh served as Chief Operating Officer from January 2017 and as President and Chief Medical Officer from July 2014, in each case to June 2019. He has served on our Board of Directors since July 2014. Prior to the merger with Transcept Pharmaceuticals, Inc., Dr. Loh served as Chairman of the Board of Directors from June 2012 to June 2014.  Previously, Dr. Loh served as Senior Vice President, Development and Strategic Operations, Worldwide Research and Development, at Pfizer Inc., or Pfizer.  While at Pfizer, Dr. Loh’s responsibilities included scientific, operational, and strategic drug development oversight for all pre-proof of concept development phase programs and leading portfolio prioritization.  Dr. Loh joined Pfizer from Wyeth Pharmaceuticals, or Wyeth, where he was Vice President, Multiple Therapeutic Areas, where he was responsible for global development strategy and clinical operational deliverables.  At Wyeth, he led the successful global registration programs for Torisel and Tygacil.  He currently serves on the Board of Directors of Eiger Biopharmaceuticals, Inc. and as Chair of the Antimicrobials Working Group, an industry leading organization of biotech companies focused on antimicrobial development.  Dr. Loh served as a director on the Board of Nivalis Therapeutics, Inc. from 2012 until the completion of its sale to Alpine Immune Sciences, Inc. in 2017.  Dr. Loh served as a faculty member at both Harvard Medical School and the University of Pennsylvania School of Medicine.  Dr. Loh received his A.B. from Harvard College and his M.D. from Harvard Medical School.  He completed his Internal Medicine and Cardiovascular fellowship training at Brigham and Women’s Hospital.

We believe that Dr. Loh possesses specific attributes that qualify him to serve as a member of the Board of Directors, including more than 15 years of experience in senior executive management roles with large, international pharmaceutical companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

Rolf K. Hoffmann has served on our Board of Directors since April 2018.  Previously Mr. Hoffmann spent 12 years at Amgen Inc., including as Senior Vice President, International Commercial Operations and Senior Vice President, U.S. Commercial Operations. Mr. Hoffmann joined Amgen Inc. from Lilly, where he worked for 17 years in a variety of sales and marketing and executive management positions. His sales and marketing positions at Lilly included product manager for Prozac(R) and national sales manager for Lilly's Central Nervous System franchise. He held positions at Lilly as Area Director of Latin America, General Manager South, Subsahara Africa and General Manager of Germany. He currently serves as a member of the boards of Genmab A/S, Trizell Holdings (a subsidiary of Ferring Pharmaceuticals Inc.), Shield Therapeutics plc and EUSA Pharma, Inc. He is also Chair of the Board of Biotest Pharmaceuticals Corporation.  He served as a Member of Supervisory Board at Stada Arzneimittel AG from August 2016 to September 2017. He is an adjunct professor at the University of North Carolina's Kenan-Flagler Business School in Chapel Hill, USA, for strategy and international business development. Mr. Hoffmann received a Master's degree in English from the University of Koeln, MS in Kinesiology from the Deutsche Sporthoschschule, also in Koeln, Germany and a Master's degree in Business Administration from the University of North Carolina's Kenan-Flagler Business School.

We believe Mr. Hoffmann’s qualifications to sit on the Board of Directors include his wealth of international management experience gained over 30 years in the pharmaceutical industry.

Kristine Peterson has served on our Board of Directors since March 2016.  In her previous role as Chief Executive Officer at Valeritas, Inc., from June 2009 to February 2016, she evolved the organization from an early stage company to a fully commercial operation, following the U.S. and EU approvals of its drug-device in type-2 diabetes. Ms. Peterson has more than 30 years of industry experience, including as Company Group Chair of Johnson & Johnson's, or J&J, biotech groups. In that role, she was responsible for research, development, manufacturing, and commercialization of oncology, immunology, and other biotechnology therapeutics for J&J. Previously, she was Executive Vice President for J&J's global strategic marketing organization. Prior to J&J, she was Senior Vice President, Commercial Operations for Biovail Corporation and President for Biovail Pharmaceuticals. Earlier, she spent 20 years with Bristol-Myers Squibb where she held assignments of increasing responsibility in marketing, sales, and general management, including running the cardiovascular/metabolics business unit and the generics division. Ms. Peterson currently serves as a member of the board of directors of Amarin Corporation, Enanta Pharmaceuticals, Inc., ImmunoGen, Inc. and EyePoint Pharmaceuticals, Inc., and an advisor to the Healthcare Businesswoman's Association. She has a B.S. and an M.B.A. from the University of Illinois at Champaign-Urbana.

We believe Ms. Peterson’s qualifications to sit on the Board of Directors include her strong background in pharmaceutical industry leadership and market development.

Jeffrey Stein, Ph.D. has served on our Board of Directors since October 2014. Dr. Stein has been the President, Chief Executive Officer and Director of Cidara Therapeutics, Inc., or Cidara, since 2014. Prior to joining Cidara, Dr. Stein was Chief Executive Officer of Trius Therapeutics, Inc. from its founding in 2007 until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. Dr. Stein is a founder and past Chairman of the Antimicrobial Working Group, an industry leading 501(c)(6) organization. He presently also serves as a member of the board of directors of IDEAYA Biosciences, a privately held company. Previously, Dr. Stein was a Venture Partner and Kauffman Fellow with Sofinnova Ventures and opened the firm’s San Diego office in 2005. Prior to joining Sofinnova Ventures, Dr. Stein was co-founder and Chief Scientific Officer of Quorex Pharmaceuticals, Inc. which was acquired by Pfizer Pharmaceuticals in 2005. He has also served as a Principal Scientist with Diversa Corporation and the Agouron Institute. Dr. Stein conducted his postdoctoral research as an Alexander Hollaender Distinguished Postdoctoral Fellow at the California Institute of Technology and his graduate work as a NASA Graduate Student Researcher Fellow at the University of California, San Diego.

We believe Dr. Stein’s qualifications to sit on the Board of Directors include his prior executive management roles at multiple biopharmaceutical companies, including a focus on development of antibacterials, his medical and research backgrounds, and experience in the healthcare financing industry.

PROPOSAL 2

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and as required under Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to indicate whether they support our named executive officer compensation as described in detail in the “Executive Compensation” section of this proxy statement. This non-binding advisory vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.

Our executive compensation guiding principles and structure are designed to achieve the following primary objectives:

•	attract and retain superior executive officers and other employees with the skills and values to contribute to our long-term success;
•	provide incentives that motivate and reward the achievement of performance goals and that encourage retention; and
•

align executives’ interests with those of stockholders by rewarding the achievement of short- and long-term strategic and financial goals, including those tied to short- and long-term value creation for our stockholders.

Our Compensation Committee actively reviews and evaluates our executive compensation program with the goal of setting total compensation at levels that align with our mission, size and life stage. In determining whether to approve this proposal, the Compensation Committee believes that stockholders should consider the following with respect to fiscal 2019 compensation:

•

While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance, and we generally pay total cash compensation within the 45th to 65th percentile of our peer group, based on Company and individual performance.

•

To incentivize strong performance, as described under “Executive Compensation— Elements of Compensation,” two key elements of our executive compensation are variable—annual cash incentive compensation, which is earned based on our Compensation Committee’s assessment of annual performance, and performance-based and time-based restricted stock units, which are variable in value to the extent the value of our stock changes. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive personal benefits with the exception of supplemental long-term disability insurance and modest transportation reimbursements.

•	Executive employment agreements require an actual or constructive termination of employment before any cash severance benefits are paid.
•	We do not offer any pension plans or health benefits during retirement other than Company contributions toward group health care coverage during the COBRA period for certain executives.

We actively monitor our executive compensation practices within the context of the industry in which we operate and the marketplace for talent in which we compete. We are focused on compensating our executive officers fairly and in a manner that incentivizes high levels of performance while providing the Company with tools to attract and retain the best talent.

For these reasons, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“Resolved, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation paid to the named executive officers of the Company as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative disclosures.”

To be approved, the number of votes cast “FOR” this advisory resolution must exceed the number of votes cast “AGAINST.”

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, or the Audit Committee, has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should such representative desire to do so and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Paratek and our stockholders.

The affirmative vote of the holders of a majority of the shares present online at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

CURRENT PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents the fees for professional services earned by our independent registered public accounting firm, Ernst & Young LLP, for services rendered for the years ended December 31, 2019 and 2018:

	2019		2018
Audit Fees	$1,012,028	(1)	$787,257	(1)
Audit-Related Fees	—		—
Tax Fees	165,080	(2)	93,823	(2)
All Other Fees	—		—
Total	$1,177,108		$881,080

(1)

2019 and 2018 Audit Fees represent fees charged for the audit of our consolidated financial statements, reviews of our interim financial statements and the audit of the effectiveness of our internal control over financial reporting. Audit Fees also include related services that are normally provided in connection with registration statements and securities offerings during 2019 and 2018, such as preparation of comfort letters and consents.

(2)	2019 and 2018 Tax Fees represent fees charged for tax advice.

PRE-APPROVAL POLICY AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All of the services provided by Ernst & Young LLP during the years ended December 31, 2019 and 2018 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining their independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with relevant Nasdaq securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Paratek, our senior management and our independent auditors, our Board of Directors have affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Dietz, Dr. Franson, Ms. Peterson, Mr. Radie and Dr. Stein, and, in making this determination, our Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Paratek. We expect that Mr. Hoffman will qualify as an independent director in early June 2020 and he is expected to be appointed to the Nominating and Corporate Governance Committee.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is chaired by our Executive Chairman, Mr. Bigham. During 2019, Mr. Bigham transitioned from Chairman and Chief Executive Officer to Executive Chairman, and Evan Loh, M.D. transitioned from President, Chief Operating Officer and Chief Medical Officer to Chief Executive Officer.  We believe that a structure with an Executive Chairman with an extensive history and knowledge of Paratek (as is the case with our former Chief Executive Officer, Mr. Bigham) and a separate Chief Executive Officer will continue to ensure that the Board and management act with a common purpose, without introducing an independent director as a lead director. We also believe that having an executive of Paratek leading the Board is the most effective management of the Board because it enhances our ability to develop and implement strategy and provides a clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that the current structure provides a bridge between management and the Board, facilitating the regular flow of information.

ROLE OF THE BOARD IN RISK OVERSIGHT

Management is primarily responsible for managing risks that we may face in the ordinary course of operating our business. The Board actively oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to the business. This oversight extends to our comprehensive enterprise-wide cybersecurity risk management program, which encompasses risk mitigation strategies, systems, processes and controls. The Board is kept informed of the financial, legal, regulatory, and reputational implications of cybersecurity risks identified by management and our response to those risks at regular intervals.

In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our legal risks, system of disclosure controls, internal controls over financial reporting and risks associated with our cash investment policies. The Nominating and Corporate Governance Committee assists the Board in its risk oversight function by periodically reviewing and discussing with management important governance and associated regulatory compliance issues. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe that the Board of Directors leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different business risks and risk mitigation practices.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors held seven meetings during 2019. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and each committee on which he or she served (in each case, which were held during the period for which he or she was a director or member of a committee).

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

All of our then-serving directors attended our 2019 annual meeting of stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors established three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The table below indicates the composition of each committee.

Chairperson	Member	Designated Financial Expert

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas J. Dietz, Ph.D.
Timothy R. Franson, M.D.
Kristine Peterson
Robert S. Radie
Jeffrey Stein, Ph.D.

Below is a description of each committee of the Board of Directors. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his/her individual exercise of independent judgment with regard to Paratek.

Audit Committee

Our Audit Committee consists of Dr. Dietz, Ms. Peterson and Dr. Stein. The Board has adopted a written Audit Committee charter that is available to stockholders at the “Investors” section of our website at www.paratekpharma.com. The Audit Committee held eight meetings during the year ended December 31, 2019.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board of Directors has also determined that Dr. Dietz qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Dr. Dietz’s level of knowledge and experience based on a number of factors, including his position as Chairman and Chief Executive Officer of Waypoint Holdings, LLC, and extensive experience in the financial services industry.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions and any security-based swaps;
•	reviewing our policies on risk assessment and risk management, including cybersecurity;
•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee evaluates its own performance annually, including its compliance with its charter, and provides any written material with respect to such evaluation to the Board, including any recommendations for changes in its governing procedures or policies.  The Audit Committee also reviews and reassesses its charter annually and submits any recommended changes to the Board for its consideration.  The Audit Committee also has the authority to delegate any or all of its responsibilities to a subcommittee of the Audit Committee, except under certain enumerated circumstances.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2019 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Members of the Audit Committee

Thomas J. Dietz, Ph.D.

Kristine Peterson

Jeffrey Stein, Ph.D.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Paratek under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Dr. Dietz, Dr. Franson, Mr. Radie and Dr. Stein. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards), “non-employee directors”, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are “outside directors”, as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Board has adopted a written Compensation Committee charter that is available to stockholders at the “Investors” section of our website at www.paratekpharma.com.  The Compensation Committee held three meetings during the year ended December 31, 2019.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.  Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;
•	reviewing and approving the compensation of our directors;
•	reviewing and approving the terms of compensatory arrangements with our executive officers and other senior management at the level of senior vice president and above;
•	administering our annual bonus, long-term incentive compensation, stock and equity incentive plans;
•

overseeing our compliance with applicable rules and regulations promulgated by the SEC and Nasdaq regarding stockholder approval of certain executive compensation matters and equity compensation plans;

•	establishing and periodically reviewing the Company’s policies and procedures concerning perquisite benefits;
•	managing and reviewing any employee loans in an amount equal to or greater than $75,000;
•	reviewing, considering and selecting a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for officers and directors;
•	preparing and approving the Compensation Committee report, if any, to be included as part of the Company’s annual proxy statement in accordance with SEC proxy and disclosure rules;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the Compensation Committee’s compensation advisers;
•

reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•

reviewing and approving, or recommending that our Board of Directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management at the level of senior vice president and above, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

The Compensation Committee evaluates its own performance annually, including its compliance with its charter, and provides any written material with respect to such evaluation to the Board, including any recommendations for changes in its governing procedures or policies.  The Compensation Committee also reviews and reassesses its charter annually and submits any recommended changes to the Board for its consideration.  The Compensation Committee also has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except that it is not permitted to delegate its responsibilities for (i) reviewing officer employment contracts or other compensatory, severance or change-in-control arrangements for current or former officers, (ii) evaluating the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, (iii) any matters that involve executive compensation or (iv) to the extent applicable, any matters where it has determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

Compensation Consultant

As part of determining the compensation for our executive officers, the Compensation Committee engaged Pearl Meyer & Partners, or Pearl Meyer, as its independent consultant to assist in evaluating our executive compensation programs and to make recommendations regarding compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Franson, Ms. Peterson and Mr. Radie. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at the “Investors” section of our website at www.paratekpharma.com. The Nominating and Corporate Governance Committee held three meetings during the year ended December 31, 2019.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating and selecting, or recommending that our Board of Directors approve, nominees for election to our Board of Directors;
•	annual evaluation of the performance of our Board of Directors and of individual directors;
•	considering and making recommendations to our Board of Directors regarding the composition of the committees of the Board of Directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting;
•	reviewing management succession plans;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and related matters; and
•	annual evaluation of the performance of management of the Company.

When considering candidates for director, the Nominating and Corporate Governance Committee considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Paratek, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having personal integrity and ethics, and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Paratek and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and Paratek, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Paratek during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

EXECUTIVE COMPENSATION

Overview

This summary describes the compensation of (1) Michael F. Bigham, who served as Chairman and Chief Executive Officer, from January 1, 2019 through June 24, 2019 and as our Executive Chairman from June 25, 2019 through December 31, 2019, (2) Evan Loh, M.D., who served as our President, Chief Operating Officer and Chief Medical Officer from January 1, 2019 through June 24, 2019 and as our Chief Executive Officer from June 25, 2019 through December 31, 2019, (3) William M. Haskel, who has served as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer throughout 2019 and (4) Adam Woodrow, who served as our Chief Commercial Officer from January 1, 2019 through June 24, 2019 and served as our President and Chief Commercial Officer from June 25, 2019 through December 31, 2019. We refer to these individuals in this proxy statement as, collectively, our named executive officers.

Elements of Executive Compensation

The primary elements of our executive compensation program are:

•	base salary;
•	annual and long-term performance-based cash incentives;
•	equity incentive awards;
•	severance and change in control benefits;
•	broad-based health and welfare benefits; and
•	a 401(k) defined contribution plan.

We provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis and in the form of incentive compensation to incentivize and reward performance based on specific annual goals. To further focus our executives on longer-term performance and the creation of stockholder value, we rely upon equity-based awards and cash incentive awards that vest over a meaningful period of time and/or upon the achievement of performance goals. In addition, we provide our executives with benefits that are available to all employees, including medical and dental insurance, life and disability insurance, medical and dependent care flexible spending accounts and a 401(k) plan. Finally, we offer our executives severance benefits and certain tax reimbursements to incentivize them to continue to strive to achieve stockholder value in connection with change-in-control situations.

Fiscal 2019 Named Executive Officer Compensation

In December 2018, our Compensation Committee and our Board of Directors approved salaries for fiscal 2019 and target fiscal 2019 annual cash incentives for our named executive officers.  With respect to Mr. Bigham, Mr. Loh, Mr. Haskel and Mr. Woodrow, the Compensation Committee reviewed their performance for the year ended December 31, 2018, which we refer to as fiscal 2018, and presented its recommendations for their fiscal 2019 salary and target fiscal 2019 annual cash incentives to the Board for approval, which recommendations were approved by the Board. In connection with the executive transitions referenced above, the Board reviewed the salary and targets for the named executive officers who transitioned roles in June 2019, for changes effective June 25, 2019.

Increases to Base Salary and Incentive Target Percentage for 2019

Name	2019 Base Salary ($)	Base Salary Increase from 2018 (%)	2019 Annual Incentive Target % of Base Salary (1)
Michael F. Bigham (2)	515,000	3.0	55.0
Evan Loh, M.D. (3)	520,000	8.3	55.0
William M. Haskel	375,187	3.5	40.0
Adam Woodrow (4)	415,000	13.7	45.0

(1)	The 2019 annual incentive target percentage of base salary is based on the target percentages and base salaries included within the July 2019 employee agreements.
(2)

Mr. Bigham served as the Company’s Chief Executive Officer through June 2019 with a base salary of $530,000. Effective July 2019, he transitioned to the position of Executive Chairman of the Board with a base salary of $500,000. The above information reflects his 2019 base salary, pro-rated for the portion of the year that each base salary rate was in effect.

(3)

Dr. Loh served as the Company’s President, Chief Operating Officer, and Chief Medical Officer through June 2019 with a base salary of $510,000. Effective July 2019, he transitioned to the position of Chief Executive Officer with a base salary of $530,000. The above information reflects his 2019 base salary, pro-rated for the portion of the year that each base salary rate was in effect.

(4)

Mr. Woodrow served as the Company’s Vice President and Chief Commercial Officer through June 2019 with a base salary of $400,000. Effective July 2019, he transitioned to the position of President and Chief Commercial Officer with a base salary of $430,000. The above information reflects his 2019 base salary, pro-rated for the portion of the year that each base salary rate was in effect.

In February 2019, the Compensation Committee approved fiscal 2019 annual equity awards for the named executive officers. These recommendations were approved by the Board in February 2019 in the amounts set forth in the Summary Compensation Table, which corresponded generally to the 75th percentile of our peer group with respect to equity incentive compensation. For each named executive officer’s fiscal 2019 annual equity awards, 60% of each named executive officer’s award was in the form of performance-based restricted stock unit awards and the other 40% was in the form of time-based restricted stock unit awards. The aggregate number of restricted stock unit awards and performance-based restricted stock units granted to each named executive officer was based on the named executive officer’s existing equity incentive holdings, level of responsibility within our company, equity ownership in relation to the peer group benchmark, and the Compensation Committee’s subjective assessment of the named executive officer’s individual performance and our overall company performance, in each case without reference to any specific metric.  The restricted stock unit awards are eligible to vest as follows: 1/4 shall vest on December 10, 2019, or the Initial Vesting Date, with an additional 3/8 of the Restricted Stock Units vesting on each anniversary of the Initial Vesting Date thereafter until fully vested. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination of the award holder’s employment without cause or his or her resignation for good reason, in each case in connection with a change of control. The performance-based restricted stock units are eligible to vest upon achievement of the following milestones: (i) 25/60 and (ii) 25/60, each, on certain net product revenue achievements and (iii) the remaining 10/60 on certain other business achievements.

Revenue Performance Incentive Plan

On October 4, 2018, the Company adopted the Revenue Performance Incentive Plan, or the Plan, to grant performance-based cash incentive awards to key employees and consultants of the Company.  The Plan provides for an incentive pool of up to $50 million, plus accrued interest during the period between the awards’ vesting date and payment dates.  On January 1, 2019, the Board allocated percentages of the incentive pool to the named executive officers. Throughout 2019, due to the addition of new participants and the departure of former participants, there were changes to the allocated percentages to Mr. Haskel and Mr. Woodrow. As of December 31, 2019, the following percentages of the incentive pool were allocated to the named executive officers: (i) 25% to Mr. Bigham, (ii) 25% to Dr. Loh, (iii) 8% to Mr. Haskel, and (iv) 14% to Mr. Woodrow.

The incentive pool will be divided into two equal tranches with the first tranche vesting upon the Company’s achievement of cumulative net product revenues over $300 million by December 31, 2025, or Tranche 1, and the second tranche vesting upon the Company’s achievement of cumulative product revenues over $600 million by December 31, 2026, or Tranche 2.  Participants will vest annually in each tranche of their awards in four equal installments on December 31, 2019, December 31, 2020, December 31, 2021, and December 31, 2022, subject to their continued employment with the Company through the applicable vesting date.  If a participant’s employment terminates prior to December 31, 2022 due to death or disability, the participant will automatically vest in an additional 25% of each tranche of his or her award.  Upon the achievement of a Tranche 1 or Tranche 2 milestone (but not a deemed achievement in connection with a change of control), each participant who has remained in continuous employment with the Company through December 31, 2022 will be 100% vested in the applicable tranche. In the event of a change of control of the Company prior to December 31, 2026, participants whose employment has terminated prior to such date will be eligible for payouts under the Plan based on the then-vested portion of their awards, and participants who have remained employed through the change of control will be deemed to have time vested in full in each tranche of their awards.

Upon the achievement of a Tranche 1 or Tranche 2 milestone (but not a deemed achievement in connection with a change of control), each participant’s payout in respect of the applicable tranche of his or her award will equal (a) the participant’s then-vested percentage, multiplied by (b) $25 million, multiplied by (c) the participant’s individual percentage allocation of the incentive pool.

Amounts that become payable upon achievement of the Tranche 1 milestone will be paid in a lump-sum in the first quarter of 2026 and amounts that become payable upon achievement of the Tranche 2 milestone will be paid in a lump-sum in the first quarter of 2027.  In the event of a change of control, any portion of the incentive pool that is earned, but unpaid, or deemed earned in connection with the change of control will be paid at the time of the change of control.

Awards may be paid out in cash or in a combination of cash and registered securities of equal value (based on the Company’s 20-day trailing average closing common stock price), with the portion paid in registered securities not to exceed 50% of the aggregate payment amount with respect to each tranche; provided, however, that any amounts payable with respect to an award in connection with a change in control will be paid in cash.

SUMMARY COMPENSATION TABLE

The following table shows for the years ended December 31, 2019 and 2018, compensation awarded to or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Michael F. Bigham - Executive Chairman of the Board	2019	515,000	(4)	—	1,449,000	343,750	22,928	(5)	2,330,678
	2018	500,000		—	1,981,000	330,000	22,890		2,833,890
Evan Loh, M.D. - Chief Executive Officer	2019	520,000	(6)	—	1,449,000	364,375	22,521	(7)	2,355,896
	2018	480,000		—	1,839,500	288,000	21,434		2,628,934
William M. Haskel - Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	2019	375,187		37,519	668,775	150,075	23,222	(8)	1,254,777
	2018	362,500		34,800	849,000	139,200	23,282		1,408,782
Adam Woodrow - President and Chief Commercial Officer	2019	415,000	(9)	48,375	724,500	193,500	15,330	(10)	1,396,705
	2018	365,000		35,040	919,750	140,160	15,369		1,475,319

(1)

Amounts shown for fiscal 2019 and 2018 reflect the portion of the bonus paid to Mr. Haskel and Mr. Woodrow, under our annual cash bonus program, attributable to his achievement of individual performance goals as determined by our Compensation Committee.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers.  Instead, these amounts reflect the aggregate grant date fair value of each restricted stock unit award or performance based restricted stock unit awards computed in accordance with the provisions of FASB ASC Topic 718 (using the closing price of our common stock on the date of grant).  Assumptions used in the calculation of these amounts are included in Note 15, Stock-Based and Incentive Compensation, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)

Amounts shown in this column reflect the dollar value of annual cash bonus awards earned by our named executive officers based on the achievement of certain pre-established corporate goals.  For the named executive officers that transitioned roles in 2019, the target annual cash bonus award amounts are percentages of each named executive officer’s base salary that is set forth in their June 2019 employee agreements.

(4)

Mr. Bigham served as the Company’s Chief Executive Officer through June 2019 with a base salary of $530,000. Effective July 2019, he transitioned to the position of Executive Chairman of the Board with a base salary of $500,000. The above information reflects the actual base salary paid to him in 2019.

(5)

Amount shown reflects group life insurance premiums of $5,940 paid by the Company, long-term disability insurance premiums of $2,060 paid by the Company, and matching contributions of $11,200 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all Company employees.  In addition, a premium of $3,728 was paid by the Company related to a supplemental long-term disability insurance offered to the Company’s executives.

(6)

Dr. Loh served as the Company’s President, Chief Operating Officer, and Chief Medical Officer through June 2019 with a base salary of $510,000. Effective July 2019, he transitioned to the position of Chief Executive Officer with a base salary of $530,000. The above information reflects the actual base salary paid to him in 2019.

(7)

Amount shown reflects group life insurance premiums of $5,940 paid by the Company, long-term disability insurance premiums of $2,060 paid by the Company, and matching contributions of $11,200 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all Company employees.  In addition, a premium of $3,321 was paid by the Company related to a supplemental long-term disability insurance offered to the Company’s executives.

(8)

Amount shown reflects group life insurance premiums of $3,617 paid by the Company, long-term disability insurance premiums of $2,060 paid by the Company, and matching contributions of $11,200 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all Company employees.  In addition, a premium of $2,463 was paid by the Company related to a supplemental long-term disability insurance offered to the Company’s executives. The Company also paid an additional amount of $3,882 to Mr. Haskel as reimbursement for his transportation costs.

(9)

Mr. Woodrow served as the Company’s Vice President and Chief Commercial Officer through June 2019 with a base salary of $400,000. Effective July 2019, he transitioned to the position of President and Chief Commercial Officer with a base salary of $430,000. The above information reflects the actual base salary paid to him in 2019.

(10)

Amount shown reflects group life insurance premiums of $2,070 paid by the Company, long-term disability insurance premiums of $2,060 paid by the Company, and matching contributions of $11,200 made by the Company under the Company’s 401(k) plan, all of which are consistent with the contribution rate applicable to all Company employees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2019.

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Michael F. Bigham	(5)	98,583	—	4.30	(1)	6/28/2024	—	—	—	—
	(8)	145,093	—	4.30	(1)	6/28/2024	—	—	—	—
	(9)	145,093	—	4.30	(1)	6/28/2024	—	—	—	—
	(10)	100,000	—	25.77		6/29/2025	—	—	—	—
	(11)	60,000	—	14.05		2/3/2026	—	—	—	—
	(12)	68,472	4,028	15.10		2/1/2027	—	—	—	—
	(16)	—	—	—		—	21,000	297,150	—	—
	(17)	—	—	—		—	—	—	35,000	495,250
	(18)	—	—	—		—	90,000	650,700	—	—
	(19)	—	—	—		—	—	—	180,000	581,400
Evan Loh, M.D.	(2)	39,479	—	4.30	(1)	6/28/2024	—	—	—	—
	(3)	78,957	—	4.30	(1)	6/28/2024	—	—	—	—
	(4)	78,957	—	4.30	(1)	6/28/2024	—	—	—	—
	(6)	60,000	—	25.77		6/29/2025	—	—	—	—
	(7)	45,000	—	14.05		2/3/2026	—	—	—	—
	(13)	61,389	3,611	15.10		2/1/2027	—	—	—	—
	(14)	—	—	—		—	19,500	275,925	—	—
	(15)	—	—	—		—	—	—	32,500	459,875
	(20)	—	—	—		—	90,000	650,700	—	—
	(21)	—	—	—		—	—	—	180,000	581,400
William M. Haskel	(7)	22,000	—	14.05		2/3/2026	—	—	—	—
	(13)	33,056	1,944	15.10		2/1/2027	—	—	—	—
	(14)	—	—	—		—	9,000	127,350	—	—
	(15)	—	—	—		—	—	—	15,000	212,250
	(20)	—	—	—		—	27,750	200,633	—	—
	(21)	—	—	—		—	—	—	55,500	401,265
Adam Woodrow	(22)	41,797	—	24.07		2/3/2025	—	—	—	—
	(23)	41,797	—	24.07		2/3/2025	—	—	—	—
	(24)	41,797	—	24.07		2/3/2025	—	—	—	—
	(7)	50,000	—	14.05		2/3/2026	—	—	—	—
	(13)	44,861	2,639	15.10		2/1/2027	—	—	—	—
	(14)	—	—	—		—	9,750	137,963	—	—
	(15)	—	—	—		—	—	—	16,250	229,938
	(20)	—	—	—		—	45,000	325,350	—	—
	(21)	—	—	—		—	—	—	90,000	290,700

(1)

Based in part on an analysis by an independent third-party valuation firm, the Board had determined the fair market value to be $0.29 per share. Upon the closing of the Merger, each share of Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) common stock was exchanged for 0.0675 of a share of Paratek common stock (as adjusted for the 1-for-12 reverse stock split). As such, the exercise price of the stock options became $4.30 per share.

(2)

This stock option was granted in June 2014 under the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, or the 2014 Plan, and vested monthly over four years measured from the vesting commencement date. All unvested shares subject to the stock option would have vested upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(3)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2016 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of acute bacterial skin and skin structure infections, or ABSSSI. All unvested shares subject to the stock option would have vested upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(4)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of community-acquired bacterial pneumonia, or CABP. All unvested shares subject to the stock option would have vested upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(5)

This stock option was granted in June 2014 under the 2014 Plan, and originally vested monthly over four years measured from the vesting commencement date. On October 9, 2015, this stock option was amended to conform the award’s vesting schedule to other new hire grants.  Following amendment, 25% of the award vested on January 1, 2016 with the remaining 75% to vesting in a series of thirty-six successive equal monthly installments measured from January 1, 2016. All unvested shares subject to the stock option would have vested upon a termination without cause, a resignation for good reason, or a change of control.

(6)

This stock option was granted in June 2015 under the 2015 Plan and vested in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. All unvested shares subject to the stock option would have vested upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(7)

This stock option was granted in February 2016 under the 2015 Equity Incentive Plan, or the 2015 Plan, and vested monthly over three years measured from the vesting commencement date. All unvested shares subject to the stock option would have vested upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(8)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2016 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of ABSSSI. All unvested shares subject to the award would have vested upon a termination without cause, a resignation for good reason, or a change of control.

(9)

This stock option was granted in June 2014 under the 2014 Plan and originally vested monthly over four years measured from the vesting commencement date. On February 4, 2015, this stock option was amended to provide that 25% would vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of CABP. All unvested shares subject to the award would have vested upon a termination without cause, a resignation for good reason, or a change of control.

(10)

This stock option was granted in June 2015 under the 2015 Plan and vested in a series of thirty-six successive equal monthly installments measured from the one-year anniversary of the vesting commencement date. All unvested shares subject to the award would have vested upon a termination without cause, a resignation for good reason, or a change of control.

(11)

This stock option was granted in February 2016 under the 2015 Plan and vested monthly over three years measured from the vesting commencement date. All unvested shares subject to the award would have vested upon a termination without cause, a resignation for good reason, or a change of control.

(12)

This stock option was granted in February 2017 under the 2015 Plan and vests in a series of thirty-six successive equal monthly installments measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(13)

This stock option was granted in February 2017 under the 2015 Plan and vests in a series of thirty-six successive equal monthly installments measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(14)

This RSU was awarded in February 2018 under the 2015 Plan and vests as follows: 1/3 vested on December 10, 2018, or the Initial Vesting Date, and an additional 1/3 of the RSUs vest on each anniversary of the Initial Vesting Date thereafter until fully vested. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(15)

This PRSU was awarded in February 2018 under the 2015 Plan and originally vested as follows: (i) 10/55 vested on achievement of European Medicines Agency, or EMA, filing preliminary validation, (ii) 20/55 would have been earned on achievement of EMA approval, and (iii) 25/55 was earned on achievement of the launch of omadacycline in the United States and eligible to time vest on the date that is 15 months following such launch date. On September 7, 2019, the Board of Directors modified the vesting terms related to the PRSUs in (ii) above, which was earned upon meeting applicable conditions to be approvable by the EMA. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(16)

This RSU was awarded in February 2018 under the 2015 Plan and vests as follows: 1/3 vested on December 10, 2018, or the Initial Vesting Date, with an additional 1/3 of the RSUs vest on each anniversary of the Initial Vesting Date thereafter until fully vested. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(17)

This PRSU was awarded in February 2018 under the 2015 Plan and originally vested as follows: (i) 10/55 vested on achievement of European Medicines Agency, or EMA, filing preliminary validation, (ii) 20/55 would have been earned on achievement of EMA approval, and (iii) 25/55 was earned on achievement of the launch of omadacycline in the United States and eligible to time vest on the date that is 15 months following such launch date. On September 7, 2019, the Board of Directors modified the vesting terms related to the PRSUs in (ii) above, which was earned upon meeting applicable conditions to be approvable by the EMA. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, or a change of control.

(18)

This RSU was awarded in February 2019 under the 2015 Plan and vests as follows: 1/4 shall vest on December 10, 2019, or the Initial Vesting Date, with an additional 3/8 of the RSUs vesting on each anniversary of the Initial Vesting Date thereafter until fully vested. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(19)

This PRSU was awarded in February 2019 under the 2015 Plan and shall become both earned and time-vested as follows: (i) 25/60 and (ii) 25/60, each, on certain next product revenue achievements and (iii) the remaining 10/60 on certain other business achievements. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(20)

This RSU was awarded in February 2019 under the 2015 Plan and vests as follows: 1/4 shall vest on December 10, 2019, or the Initial Vesting Date, with an additional 3/8 of the RSUs vesting on each anniversary of the Initial Vesting Date thereafter until fully vested. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(21)

This PRSU was awarded in February 2019 under the 2015 Plan and shall become both earned and time-vested as follows: (i) 25/60 and (ii) 25/60, each, on certain next product revenue achievements and (iii) the remaining 10/60 on certain other business achievements. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(22)

This stock option was granted in February 2015 under the 2006 Plan and vests in a series of forty-eight successive equal monthly installments measured from the vesting commencement date. Notwithstanding the foregoing, all unvested shares subject to the award shall vest upon a termination without cause, a resignation for good reason, or a change of control.

(23)

This stock option was granted in February 2015 under the 2006 Plan and 25% would vest on January 1, 2017 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of acute bacterial skin and skin structure infections, or ABSSSI. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

(24)

This stock option was granted in February 2015 under the 2006 Plan and 25% would vest on January 1, 2018 with the remainder subject to certain performance-based vesting terms associated with completion of data lock in the Company’s Phase 3 clinical study of omadacycline for the treatment of community-acquired bacterial pneumonia, or CABP. Notwithstanding the foregoing, all unvested shares subject to the stock option shall vest upon a termination without cause or a resignation for good reason, in each case in connection with a change of control.

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Employment Agreements and Equity Awards

	Termination of Employment Without Cause/for Good Reason and Change of Control (1)					Termination of Employment Without Cause/for Good Reason and No Change of Control (2)
Name	Pro-Rata Bonus ($) (3)	Salary Continuation ($)	Medical Benefits Continuation ($)	Accelerated Revenue Performance Incentive Plan Earnings (4)	Accelerated Vesting of Equity Awards ($) (5)	Pro-Rata Bonus ($) (3)	Salary Continuation ($)	Medical Benefits Continuation ($)	Accelerated Revenue Performance Incentive Plan Earnings (4)	Accelerated Vesting of Equity Awards ($) (5)
Michael F. Bigham	343,750	515,000	20,466	5,000,000	1,313,780	343,750	515,000	20,466	—	1,313,780
Evan Loh, M.D.	364,375	520,000	14,419	5,000,000	1,297,660	364,375	520,000	14,419	—	—
William M. Haskel	150,075	375,187	20,466	1,600,000	432,218	150,075	375,187	20,466	—	—
Adam Woodrow	187,594	375,187	20,466	2,800,000	648,830	187,594	375,187	20,466	—	—

(1)

Represents severance amounts payable to each named executive officer under the terms of the executives’ employment agreements described below and their equity award agreements upon a termination of employment by the Company without cause or by the executive for good reason in connection with a change of control of the Company on December 31, 2019.

(2)

Represents amounts payable under the terms of the executives’ employment agreements and their equity award agreements upon a termination of employment by the Company without cause or by the executive for good reason not in connection with a change of control of the Company.

(3)

Bonus amounts assume no bonuses with respect to fiscal 2019 have been paid to the executives as of December 31, 2019 and that all fiscal 2018 bonus amounts have been paid as of such date, in each case, as would be consistent with Paratek’s historical practice.

(4)	Represents amounts payable under the terms of the Revenue Performance Incentive Plan upon a change of control as described below.
(5)

With respect to options, reflects in-the-money value of the unvested portion of the named executive officer’s options that have vesting provisions based solely on time, and not performance milestones. The value is calculated by multiplying the number of unvested time-based options subject to accelerated vesting by the excess (if any) of $4.03, the closing price of our common stock on the Nasdaq Global Market on December 31, 2019, over the exercise price of the options. With respect to RSUs and PRSUs, the value is calculated by multiplying the number of unvested RSUs and PRSUs that are eligible to vest by $4.03, the closing price of our common stock on the Nasdaq Global Market on December 31, 2019.

Revenue Performance Incentive Plan

Under the Revenue Performance Incentive Plan, if a change of control occurs prior to December 31, 2026, and the Tranche 1 milestone was not achieved prior to the change of control, the Tranche 1 milestone will be deemed to be achieved at a percentage equal to the greater of (1) 50% and (2) the cumulative product revenues as of the change of control, divided by $300 million.  If a change of control occurs prior to December 31, 2026, and the Tranche 2 milestone was not achieved prior to the change of control, the Tranche 2 milestone will be deemed to be achieved at a percentage equal to the greater of (1) 30% and (2) the cumulative product revenues as of the change of control, divided by $600 million.  A participant’s payout in respect of each tranche of his or her award in a change of control will equal (1) the participant’s then-vested percentage of such tranche, multiplied by (2) the percentage of that tranche’s milestone that has been achieved or is deemed to have been achieved, multiplied by (3) $25 million, multiplied by (4) the participant’s individual percentage allocation of the incentive pool.

If a change of control occurs prior to the achievement of either or both of the Tranche 1 and Tranche 2 milestones, the awards will remain outstanding and the remaining unpaid portion of the incentive pool applicable to the Tranche 1 or Tranche 2 milestone, as applicable, will be paid following the achievement of either such milestone at the time or times the bonuses would otherwise be paid out.  Any successor in interest to the Company upon or following a change of control will be required to assume all obligations under the Plan.

Employment and Severance Agreements

We have employment agreements with each of our current named executive officers.  The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits.  In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.  The key terms of the offer letters are described below; however, the fiscal 2019 base salary and bonus opportunity for each named executive officer can be found above under “Elements of Executive Compensation.” A “qualifying termination” for the purposes of the employment agreements is defined as a termination of the executive officer by us without cause, other than as a result of the executive officer’s death or disability, or the resignation of the executive officer’s employment with us with good reason.

Michael F. Bigham

In June 2014, Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) entered into an offer letter agreement, or the Bigham Agreement, with Mr. Bigham, pursuant to which he commenced employment on an at-will basis as our Chief Executive Officer.  Pursuant to the terms of the Bigham Agreement, Mr. Bigham receives an annual base salary; under the terms of his agreement, Mr. Bigham was only required to devote 50% of his time and attention to Paratek (currently Mr. Bigham devotes approximately 90% of his time to Paratek). In addition, the Bigham Agreement provides for an annual discretionary bonus target, which was 55% of his annual base salary as of December 31, 2019. Upon termination of Mr. Bigham’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation.  Notwithstanding the foregoing sentence, Mr. Bigham’s unvested options and other equity awards will become fully-vested if his employment is terminated by Paratek without cause or by him for good reason or if a change of control occurs and the Company elects to accelerate vesting of any other employees’ or directors’ awards, provided, in each case, that any equity awards subject to performance-based vesting conditions will be deemed to have been achieved at target.  Upon termination of Mr. Bigham’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation.  In addition, subject to Mr. Bigham’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to twelve months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and twelve months of continued health care insurance coverage.

The Bigham Agreement was amended in August 2017 to provide that if any payments or benefits Mr. Bigham receives constitute “excess parachute payments” under Section 280G of the Code, he will be entitled to a full reimbursement by the company of all associated taxes that arise.

The Bigham Agreement was further amended effective July 1, 2019 to reflect his transition from the role of Chief Executive Officer, his appointment as Executive Chairman, and adjustments to his salary and bonus target.

Evan Loh, M.D.

In September 2014, Paratek Pharmaceuticals, Inc. (prior to its merger with Transcept Pharmaceuticals, Inc.) entered into an offer letter agreement, or the Loh Agreement, with Dr. Loh, pursuant to which he commenced employment on an at-will basis as our President and Chief Medical Officer.  Pursuant to the terms of the Loh Agreement, Dr. Loh receives an annual base salary and provides for an annual discretionary bonus target which was 55% of his annual base salary as of December 31, 2019.

The Loh Agreement was further amended and restated in June 2017 to provide severance benefits consistent with those of other executive officers.  Upon termination of Dr. Loh’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Dr. Loh’s options will terminate, as to all unvested shares, as of his termination date.  Upon termination of Dr. Loh’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Dr. Loh’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to twelve months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and twelve months of continued health care insurance coverage.

The Loh Agreement was amended in August 2017 to provide that if any payments or benefits Dr. Loh receives constitute “excess parachute payments” under Section 280G of the Code, he will be entitled to a full reimbursement by the company of all associated taxes that arise.

The Loh Agreement was further amended effective July 1, 2019 to reflect Dr. Loh’s election to Chief Executive Officer of the Company and adjustments made to his salary and bonus target.

William M. Haskel

In June 2015, we entered into an offer letter agreement with Mr. Haskel, or the Haskel Agreement, pursuant to which he commenced employment on an at-will basis as our Senior Vice President, General Counsel, and Secretary. Pursuant to the terms of the Haskel Agreement, Mr. Haskel receives an annual base salary and provides for an annual discretionary bonus target which was 40% at December 31, 2019. Upon termination of Mr. Haskel’s employment for any reason other than by Paratek without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Haskel’s options will terminate, as to all unvested shares, as of his termination date. Upon termination of Mr. Haskel’s employment at any time by Paratek without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Haskel’s execution of a general release and waiver of claims in favor of Paratek and our affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and 12 months of continued health care insurance coverage.

The Haskel Agreement was amended in August 2017 to provide that if any payments or benefits Mr. Haskel receives constitute “excess parachute payments” under Section 280G of the Code, he will be entitled to a reimbursement by the company of all associated taxes that arise, subject to a cap of $2.5 million through March 31, 2020 and a cap of $1.5 million thereafter.

Adam Woodrow

In October 2014, Paratek Pharmaceuticals, Inc. entered into an offer letter agreement with Adam Woodrow, pursuant to which he commenced employment on an at-will basis as our Chief Commercial Officer. Pursuant to the terms of the Woodrow agreement, Mr. Woodrow receives an annual base salary and provides for an annual discretionary bonus target which was 45% at December 31, 2019.

The Woodrow Agreement was amended in August 2017 to provide that if any payments or benefits Mr. Woodrow receives constitute “excess parachute payments” under Section 280G of the Code, he will be entitled to a reimbursement by the company of all associated taxes that arise, subject to a cap of $2.5 million through March 31, 2020 and a cap of $1.5 million thereafter.

The Woodrow Agreement was further amended effective July 1, 2019 to reflect Mr. Woodrow’s election to President and Chief Commercial Officer of the Company and adjustments made to his salary and bonus target.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted the Paratek Code of Business Conduct and Ethics, or the Code, that applies to all officers, directors, employees and consultants to the Company. The Code is available on our website at the “Investors” section of our website at www.paratekpharma.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CERTAIN INFORMATION WITH RESPECT TO OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 13, 2020.

Name	Age	Position
Michael F. Bigham	62	Executive Chairman of the Board and Director
Evan Loh, M.D.	61	Chief Executive Officer and Director
Randall Brenner	47	Chief Development and Regulatory Officer
William M. Haskel	59	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Adam Woodrow	53	President and Chief Commercial Officer

Mr. Bigham’s biography is included above under the section titled “Proposal 1 – Election of Directors”.

Dr. Loh’s biography is included above under the section titled “Proposal 1 – Election of Directors”.

Randall B. Brenner.  Mr. Brenner has served as our Chief Development and Regulatory Officer since June 2019. Since 2015, Mr. Brenner has been part of the Executive team leading the regulatory, quality and manufacturing activities for NUZYRA’s development and approval. Prior to Paratek, Mr. Brenner was the Global Head of Regulatory Affairs at Shire Pharmaceuticals where he was responsible for all aspects of regulatory for a broad range of programs in multiple therapeutic areas and pharmaceutical technologies. Prior to that, Mr. Brenner was Head of Regulatory Affairs for the Emerging Markets and Established Products Business Units at Pfizer. In this role, he played an active part on the regional leadership teams and was responsible for the regulatory activities and staff leading the development, registration, launch, and life cycle of all of Pfizer's innovative products outside the United States and European Union as well as the Established Products business in all regions. Prior to Pfizer, he spent 14 years at Wyeth Pharmaceuticals, where he held multiple senior regulatory positions. Mr. Brenner received his B.S. in Chemistry at Muhlenberg College and Master of Science from Temple University School of Pharmacy.

William M. Haskel. Mr. Haskel joined Paratek in June 2015 as our Senior Vice President, General Counsel and Corporate Secretary. From 2011 until March 2015, Mr. Haskel served as the Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Cambrex Corporation, where he reported to the CEO, and was a member of core management committees. In his role at Cambrex Corporation, Mr. Haskel provided counsel to the board of directors, CEO, and senior management, and was responsible for the global law function as well as overseeing Global Regulatory and Quality Affairs, and Environment, Health and Safety and was a principal adviser for Board, Governance, M&A, Securities and Corporate matters. Previously, Mr. Haskel enjoyed an 18-year career of progressive responsibilities at Wyeth, which was acquired by Pfizer in 2009 in a transaction valued at $68 billion. Mr. Haskel served as Vice President and Associate General Counsel-Corporate where he was an advisor to executive management and managed a group of 33 employees/19 lawyers across corporate and pharmaceutical division headquarters and led legal teams on a series of complex multi-billion dollar global transactions that drove the Company's transition from a diversified holding company to a focused health care company. Mr. Haskel also served as Vice President, Global Administration where he led a newly formed global department charged with designing and executing global strategies to capture cost savings and business efficiencies in light of the new health care environment. During this time, Mr. Haskel also served as Advisor for the Pfizer Transaction and was a leader of the integration of Wyeth into Pfizer. Earlier at Wyeth, Mr. Haskel was selected to be the Assistant Vice President, Planning; Assistant to the Chairman, President and CEO; and Secretary of Wyeth Management Committee. Earlier in his career, Mr. Haskel was a corporate associate at the law firms Hale & Dorr (now WilmerHale) in Boston, and Olwine, Connelly, Chase, O'Donnell & Weyher in New York City. He received his J.D. from George Washington University Law School; his B.A. from Franklin and Marshall College; and has bar admissions in New York State; Commonwealth of Massachusetts; and the United States District Court (District of Massachusetts).

Adam Woodrow. Mr. Woodrow joined Paratek in October 2014 as our Vice President and Chief Commercial Officer. From October 2009 until September 2014, Mr. Woodrow worked for Pfizer Inc. in various strategic and operational commercial roles. There, he had a worldwide responsibility for Global Strategic Marketing, New Business Development and Early Commercial Development for Pfizer Specialty Products. Mr. Woodrow’s portfolio included inflammation, anti-infectives, antifungals, hemophilia, endocrinology, neurology and rare diseases. Mr. Woodrow’s early commercial work focused on inflammation, neuroscience, hematology, renal and rare diseases. Mr. Woodrow joined Pfizer from Wyeth, where he was Vice President and Global Business Manager for Enbrel. In his 10 years at Wyeth, Mr. Woodrow held senior marketing and sales positions in the United States and in his native United Kingdom. Prior to joining Wyeth, Mr. Woodrow held sales and marketing positions with Bayer Pharmaceuticals. In his career in the pharmaceutical industry, Mr. Woodrow has worked with several non-profit societies and organizations such as the Hemophilia Society, the Primary Immune Deficiency Society, the Prostate Cancer Support Association and has served on the board of the New York Chapter of the Arthritis Foundation. Mr. Woodrow received his B.S. in Industrial Chemistry with a specialization in Pharmaceutical Medicine from the University of Wales College of Cardiff.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 13, 2020 by:

•	each director and nominee for director;
•	each of the named executive officers named in the Summary Compensation Table;
•	all executive officers and directors of Paratek as a group; and
•	all those we know to be beneficial owners of more than 5% of our common stock.

The number of shares owned, total shares beneficially owned and the percentage of common stock beneficially owned below is based on total of 42,437,630 shares of Paratek’s common stock outstanding as of April 13, 2020.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 13, 2020, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders.

Unless otherwise indicated in the footnotes, the address for each stockholder listed is: c/o Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

	Number of shares beneficially owned (1)(2)	Percentage owned
5% Stockholders
Highland Capital Management, L.P. (3)	3,178,028	7.5%
Entities affiliated with Omega Funds (4)	2,600,410	6.1%
Highbridge Capital Management, LLC (5)	2,378,931	5.6%
Blackrock, Inc. (6)	2,323,912	5.5%
Directors and Named Executive Officers
Michael F. Bigham (7)	1,210,686	2.9%
Evan Loh, M.D. (8)	961,496	2.3%
William M. Haskel (9)	405,356	1.0%
Adam Woodrow (10)	514,612	1.2%
Timothy R. Franson, M.D. (11)	78,000	*
Rolf Hoffmann (12)	62,000	*
Thomas J. Dietz, Ph.D (13)	69,000	*
Robert S. Radie (14)	71,250	*
Jeffrey Stein, Ph.D (15)	74,625	*
Kristine Peterson (16)	66,000	*
All executive officers and directors as a group (17)	3,513,025	8.3%

*	Represents beneficial ownership of less than 1% of the shares of common stock, if applicable.
(1)

This table is based upon information provided to us by our executive officers and directors and upon information about principal stockholders known to us based on Schedules 13G and 13D filed with the SEC and otherwise available.

(2)	Includes shares issuable pursuant to PRSUs, stock options and warrants exercisable within 60 days of April 13, 2020.
(3)

Based upon information provided by Highland Capital Management, L.P., or Highland, Strand Advisors, Inc., or Strand Advisors, James D. Dondero and the Dugaboy Investment Trust in a Schedule 13G filed on February 14, 2020. Highland and Strand Advisors have shared voting power and shared dispositive power over 779,365 shares. Mr. Dondero has shared voting power and shared dispositive power over 3,178,028 shares. The Dugaboy Investment Trust has sole voting power and sole dispositive power over 2,211,535 shares. Highland, Strand Advisors and the Dugaboy Investment Trust are organized under the laws of the State of Delaware, and Mr. Dondero is a United States citizen. The principal business address of each of Highland, Strand Advisors, Mr. Dondero and the Dugaboy Investment Trust is 300 Crescent Court, Suite 700 Dallas, Texas 75201.
(4)

Based on information provided by Omega Fund III GP, L.P., or Omega III GP LP, and its affiliates, on a Schedule 13D/A filed on March 10, 2017. Consists of 1,191,448 shares held directly by Omega Fund III, L.P., or Omega III, 635,572 held directly by K/S Danish BioVenture, or Danish BV, and 779,802 shares held directly by Omega Fund IV, L.P, or Omega IV. Also included in the above stated figures are 4,083 shares issuable to Omega III and 2,329 shares issuable to Danish BV upon exercise of warrants exercisable within 60 days of April 13, 2020. Omega Fund III GP, L.P., or Omega III GP LP, is the general partner of Omega III. Omega Fund III G.P., Ltd., or Omega III GP Ltd, is the general partner of Omega III GP LP. Clessidra, LLC, or Clessidra, is the sole shareholder of Omega III GP Ltd. Otello Stampacchia is the sole shareholder of Clessidra. Kris Allen and Martin Mullins are all the directors of Omega III GP Ltd. Mr. Allen and Mr. Mullins have shared voting and investment power over the shares held by Omega III.  Danish BioVenture General Partner ApS, or Danish BioVenture GP, is the general partner of Danish BV. Mr. Stampacchia, Richard J. Lim and Anne-Mari Paster are all the shareholders and directors of Danish BioVenture GP and have shared voting and investment power over the shares held by Danish BV.  Omega Fund IV GP, L.P., Omega IV GP LP”, is the general partner of Omega IV. Omega Fund IV G.P. Manager, Ltd., or Omega IV GP Manager is the general partner of Omega IV GP LP. Mr. Stampacchia, Mr. Lim and Ms. Paster are all the shareholders and directors of Omega IV GP Manager and have shared voting and investment power over the shares held by Omega IV.  The address of Omega III, Omega III GP LP, Omega III GP Ltd, Mr. Allen and Mr. Mullins is 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey GY1 2HL, Channel Islands, UK. The address of Omega IV, Omega IV GP LP, Omega IV GP Ltd, Clessidra, Mr. Lim, Mr. Stampacchia and Mr. Paster is 185 Dartmouth Street, Suite 502, Boston, Massachusetts. The address of Danish BV and Danish BioVenture GP is c/o Gorrissen Federspiel, 12 H.C. Andersens Blvd, Copenhagen, Denmark.

(5)

Based upon information provided by Highbridge Capital Management, LLC, or Highbridge and Highbridge Tactical Credit Master Fund, L.P. (formerly known as 1992 Tactical Credit Master Fund L.P.), or Highbridge Tactical, in a Schedule 13G/A filed on February 13, 2020 and includes 2,378,931 shares of common stock issuable upon conversion of convertible notes held by Highbridge Tactical with respect to which Highbridge is the trading manager. Highbridge and Highbridge Tactical have shared voting power and shared dispositive power over the shares. Highbridge and Highbridge Tactical are organized under the laws of the State of Delaware and have a principal business address of 277 Park Avenue, 23rd Floor, New York, New York 10172.

(6)

Based upon information provided by Blackrock, Inc., or Blackrock, in a Schedule 13G/A filed on February 5, 2020. Blackrock has sole voting power over 2,284,660 shares and sole dispositive power over 2,323,912 of the shares. Blackrock is a corporation duly organized under the laws of the State of Delaware with a principal business address of 55 East 52nd Street, New York, NY 10055.

(7)

Consists of 554,417 beneficial shares held by Mr. Bigham, 35,000 PRSUs expected to vest within 60 days of April 13, 2020 and 621,269 shares issuable to Mr. Bigham upon exercise of options exercisable within 60 days of April 13, 2020.

(8)

Consists of 561,603 beneficial shares held by Dr. Loh, 32,500 PRSUs expected to vest within 60 days of April 13, 2020 and 367,393 shares issuable to Dr. Loh upon exercise of options exercisable within 60 days of April 13, 2020.

(9)

Consists of 203,356 beneficial shares held by Mr. Haskel, 15,000 PRSUs expected to vest within 60 days of April 13, 2020 and 187,000 shares issuable to Mr. Haskel upon exercise of options exercisable within 60 days of April 13, 2020.

(10)

Consists of 275,471 beneficial shares held by Mr. Woodrow, 16,250 PRSUs expected to vest within 60 days of April 13, 2020 and 222,891 shares issuable to Mr. Woodrow upon exercise of options exercisable within 60 days of April 13, 2020.

(11)	Consists of 30,000 beneficial shares held by Dr. Franson and 48,000 shares issuable to Dr. Franson upon exercise of options exercisable within 60 days of April 13, 2020.
(12)	Consists of 35,000 beneficial shares held by Mr. Hoffmann and 27,000 shares issuable to Mr. Hoffmann upon exercise of options exercisable within 60 days of April 13, 2020.
(13)	Consists of 21,000 beneficial shares held by Dr. Dietz and 48,000 shares issuable to Dr. Dietz upon exercise of options exercisable within 60 days of April 13, 2020.
(14)	Consists of 23,250 beneficial shares held by Mr. Radie and 48,000 shares issuable to Mr. Radie upon exercise of options exercisable within 60 days of April 13, 2020.
(15)	Consists of 26,625 beneficial shares held by Dr. Stein and 48,000 shares issuable to Dr. Stein upon exercise of options exercisable within 60 days of April 13, 2020.
(16)	Consists of 30,000 beneficial shares held by Ms. Peterson and 36,000 shares issuable to Ms. Peterson upon exercise of options exercisable within 60 days of April 13, 2020.
(17)

Includes 1,557,366 of beneficial shares held by all executive officers, and 1,466,553 shares issuable to all executive officers and directors upon exercise of options exercisable within 60 days of April 13, 2020.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2019 certain information with respect to the compensation of our non-employee directors:

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Current Non-Employee Directors
Thomas J. Dietz, Ph.D. (2)	76,000	54,225	20,802	151,027
Timothy R. Franson, M.D. (2)	55,500	54,225	20,802	130,527
Rolf K. Hoffmann (3)	45,000	54,225	20,802	120,027
Kristine Peterson (4)	57,250	54,225	20,802	132,277
Robert S. Radie (2)	61,000	54,225	20,802	136,027
Jeffery Stein, Ph.D. (2)	67,750	54,225	20,802	142,777

(1)

The amounts reported represent the grant date fair value of the stock options and restricted stock units granted to our non-employee directors during 2019 as computed in accordance with FASB ASC Topic 718. See Note 15, Stock-Based and Incentive Compensation, to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.  Note that the amounts reported in this column reflect the accounting cost for these grants, and do not correspond to the actual economic value that may be received by the named executive officers from the exercise of the options or vesting of the RSUs.

(2)	As of December 31, 2019, each director had 48,000 stock options and 7,500 RSUs outstanding.
(3)	As of December 31, 2019, Mr. Hoffmann had 27,000 stock options and 17,500 RSUs outstanding.
(4)	As of December 31, 2019, Ms. Peterson had 36,000 stock options and 7,500 RSUs outstanding.

Non-Employee Director Compensation Policy

2018 Policy

In December 2017, the Board of Directors adopted a non-employee director compensation policy, effective January 1, 2018, or the 2018 Policy, that described the eligibility of non-employee directors to receive cash and equity compensation for service on our Board of Directors and committees of our Board of Directors.  There were no changes made to the compensation policy for non-employee directors in 2019.

Cash Compensation

During 2019, pursuant to the 2018 Policy, each non-employee director received an annual cash retainer of $45,000 for serving on the Board of Directors, and the chairperson and members of the three standing committees of Board of Directors were entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	20,000	7,750
Compensation Committee	15,000	6,000
Nominating and Corporate Governance Committee	10,000	4,500

Equity Compensation

Under the 2018 Policy, each person who is initially appointed or elected to the Board of Directors is eligible to receive a grant of stock options to purchase 10,000 shares of our common stock, which will vest l/36th of the shares subject to the option on a monthly basis, and a grant of 15,000 RSUs, which will vest in equal installments on each of the first three anniversaries of the grant date. In addition, under the 2018 Policy, for each subsequent year, each continuing non-employee director is eligible to receive an annual option grant to purchase 5,000 shares of our common stock, which will vest 1/12th of the shares subject to the option on a monthly basis, and an annual grant of 7,500 RSUs, which will cliff vest in full on the first anniversary of the grant date.

In February 2019, pursuant to the 2018 Policy, we granted each of Dr. Dietz, Dr. Franson, Mr. Radie, Dr. Stein, Mr. Hoffmann and Ms. Peterson a stock option to purchase 5,000 shares of common stock with an exercise price of $7.23 per share, which was equal to the closing price of our common stock as reported on the Nasdaq Global Market on the date of grant.  Each stock option award vested as to 1/12th of the shares subject to the option on a monthly basis.  We granted each of Dr. Dietz, Dr. Franson, Mr. Radie, Dr. Stein, Mr. Hoffmann and Ms. Peterson a RSU award of 7,500 shares of common stock.  Each restricted stock unit award vested 100% on the first anniversary of the grant date.

2020 Policy

In February 2020, the Board of Directors adopted an updated non-employee director compensation policy, effective January 1, 2020, or the 2020 Policy, that described the eligibility of non-employee directors to receive cash and equity compensation for service on our Board of Directors and committees of our Board of Directors. The 2020 Policy is substantially similar to the 2018 Policy, except that, with respect to equity compensation for each continuing non-employee director, each continuing non-employee director is eligible to receive an annual option grant to purchase 7,000 shares of our common stock, which will vest 1/12th of the shares subject to the option on a monthly basis, and an annual grant of 9,000 RSUs, which will cliff vest in full on the first anniversary of the grant date.

TRANSACTIONS WITH RELATED PARTIES

Described below are any transactions occurring since January 1, 2018 and any currently proposed transactions to which we were or are a party and in which:

•	The amounts involved exceeded or will exceed $120,000; and
•

A director (or nominee for director), executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers, which provide for the advancement of expenses under certain conditions and requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policy for Approval of Related Person Transactions

We have a related person transaction policy under our Code of Business Conduct and Ethics that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $25,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee will consider all relevant facts and circumstances deemed relevant by and available to the Audit Committee and will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Paratek stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Paratek. Direct your written request to Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston Massachusetts 02116, or telephone (617) 807-6600. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Policy Regarding Shareholder Communications with Directors

Shareholders and other interested parties may communicate directly with the Board of Directors by writing to:

Board of Directors

c/o Corporate Secretary

Paratek Pharmaceuticals, Inc.

75 Park Plaza, 4th Floor

Boston, Massachusetts 02116

The Corporate Secretary will forward such communications to the Board of Directors at or prior to the next meeting of the Board.

Shareholders and other interested parties wishing to communicate only with the independent directors, specific committees or an individual director should address their communications to such committee or director(s), care of the Corporate Secretary.  These communications will be handled by the Corporate Secretary and forwarded to the applicable director(s) and/or committee(s) at or prior to the next meeting of such director(s).

The Board of Directors or the recipient directors will determine, in their sole discretion, how any such communications will be reviewed and considered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Corporate Secretary, Paratek Pharmaceuticals, Inc., 75 Park Plaza, 4th Floor, Boston, Massachusetts, 02116.

PARATEK PHARMACEUTICALS, INC. 75 PARK PLAZA, 4TH FLOOR BOSTON, MA 02116 VOTE BY INTERNET Before The Meeting – Go to www.proxyvote com Use the Internet to transmit your voting Instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the Instructions to obtain your records and to create an electronic voting Instruction from. During The Meeting – Go to www.virtualshareholdermeeting.com/PRTK2020 You may attend the meeting via the Internet and vote during the meeting. Have the Information that is printed in the box marked by the arrow available and follow the Instructions. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting Instructions up until 11:59 p.m. Eastern Time the day before the cut_off date or meeting date. Have your proxy card in hand when you call and then follow the Instructions. VOTE BY MAIL Mark, sign and date your proxy card and return It In the postage-paid envelope we have provided or return It to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D071483-P37173 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETECH AND RETURN THIS PORTION ONLY PARATEK PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR The following: Election of directors Nominees: 01) Michael F.Bigham 02) Robert S. Radle For All Withhold All For All Except To withhold authority to vote for any Individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. to approve a non-binding advisory vote on the compensation of our named executive officers. 3. to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Yong LLP as our independent registered public accounting firm for the year ending December 31, 2020 Note: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back write indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WHITE BOX] Date Signature (Joint Owners) Date

D07184-P37173 PARATEK PHARMA CEUTICALS, INC. This proxy is solicited by the board of directors Annual meeting of stockholders June 10, 2020 8:00 am, eastern time The stockholder(s) hereby appoint(s) William m. Haskel and Sarah Higgins, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reserve side of this ballot, all of the shares of common stock of Paratek pharmaceuticals, Inc. That the stockholder(s) is/are entitled to vote at the annual meeting of stockholders to be held virtually at 8:00 am, eastern time on June 10, 2020, and any adjournment, continuation or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). OF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AT THE PROXYHOLDER’S DISCRETION, ON SUCH OTHER MATTERS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Address changes/Comments: (if you noted any address changes/Comments above, please mark corresponding box on the reverse side) Continued and to be signed on reverse side